Exhibit 32.1


     Certification Pursuant to 18 U.S.C Section 1350, As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Valpey-Fisher Corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 ("Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 12, 2007   /s/ Michael J. Ferrantino
                           -------------------------
                           Michael J. Ferrantino,
                           President and Chief Executive Officer

Date:  November 12, 2007   /s/ Michael J. Kroll
                           --------------------
                           Michael J. Kroll
                           Vice President, Treasurer and Chief Financial Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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